VYCOR MEDICAL, INC.
NOTICE OF GRANT OF
NON-QUALIFIED STOCK OPTION

Notice is hereby given of the following option grant (the "Option") to purchase shares of the Common Stock of Vycor Medical, Inc. (the "Company"):

Participant:	Heather N. Jensen

Grant Date:	February 13, 2008

Vesting Commencement Date:	February 13, 2009

Exercise Price:	$0.135 per share

Number of Option Shares:	500,000

Expiration Date:	February 12, 2018

Type of Option:	Non-Qualified Stock Option

Date Exercisable:	According to Vesting Schedule

Vesting Schedule: The Option Shares shall vest and become exercisable with respect to, 33 1/1% of the Option Shares on the first, second and third anniversaries of the Grant Date until fully vested and exercisable.

Participant agrees to be bound by the terms of the Option as set forth in the Non-Qualified Stock Option Agreement attached hereto as Exhibit A.

No Employment or Service Contract. Nothing in this Notice or in the attached Non-Qualified Stock Option Agreement shall confer upon Participant any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining Participant) or of Participant, which rights are hereby expressly reserved by each, to terminate Participant's Service at any time for any reason, with or without cause.

Definitions. All capitalized terms in this Notice shall have the meaning assigned to them in this Notice or in the attached Employment Commencement Non-Qualified Stock Option Agreement.

February 13, 2008
VYCOR MEDICAL, INC.

By:	/s/ Kenneth Coviello
Title:	CEO

PARTICIPANT

Address:	88 The Helm
E. Islip, NY 11730

ATTACHMENT
Exhibit A –Non-Qualified Stock Option Agreement

Exhibit A

VYCOR MEDICAL, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT

RECITALS

THIS NON-QUALIFIED STOCK OPTION AGREEMENT, is made by and between Vycor Medical, Inc., a Delaware corporation (the "Company"), and Heather N. Jensen (the "Participant").

WHEREAS, the Board has determined that it would be to the advantage and best interest of the Company and its stockholders to grant the Non-Qualified Stock Option provided for herein to Participant in connection with his initial commencement of employment with the Company and that such grant is an essential inducement to Participant's commencing employment with the Company.

WHEREAS, all capitalized terms in this Agreement shall have the meaning assigned to them as defined herein or in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Option The Company hereby grants to Participant, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the option term specified in Paragraph 2 at the Exercise Price.

2. Option Term This option shall have a term of ten (10) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6.

3. Limited Transferability This option shall be neither transferable nor assignable by Participant other than by will or by the laws of descent and distribution following Participant's death and may be exercised, during Participant's lifetime, only by Participant. This option may, in connection with the Participant's estate plan, be assigned in whole or in part during Participant's lifetime to one or more members of the Participant's family or to a trust established for the exclusive benefit of one or more such family members. The assigned portion shall be exercisable only by the person or persons who acquire a proprietary interest in the option pursuant to such assignment. The term applicable to the assigned portion shall be the same as those in effect for this option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate.

4. Dates of Exercise This option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. As the option becomes exercisable for such installments, those installments shall accumulate and the option shall remain exercisable for the accumulated installments until the Expiration Date.

5. Special Acceleration of Option.

(a) In the event of any Corporate Transaction or Change in Control, each outstanding option, which is not otherwise vested or remains subject to forfeiture shall automatically accelerate so that each such option shall, immediately prior to the Corporate Transaction or Change in Control become vested and exercisable with regard to one hundred percent (100%) of the shares of Common Stock which are at the time subject to such option and unvested and may be exercised for all or any portion of such shares as fully-vested shares of Common Stock, if applicable. Any options so accelerated shall remain exercisable for fully-vested shares, if applicable, until the expiration of their term.

(b) Immediately following the Corporate Transaction, this option, to the extent not previously exercised, shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) in connection with the Corporate Transaction.

(c) If this option is assumed in connection with a Corporate Transaction, then this option shall be appropriately adjusted, immediately after such Corporate Transaction, to apply to the number and class of securities which would have been issuable to Participant in consummation of such Corporate Transaction had the option been exercised immediately prior to such Corporate Transaction, and appropriate adjustments shall also be made to the Exercise Price, provided the aggregate Exercise Price shall remain the same.

(d) This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

6. Adjustment in Option Shares Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Company's receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

7. Stockholder Rights The holder of this option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised the option, paid the Exercise Price and become a holder of record of the purchased shares.

8. Manner of Exercising Option

(a) In order to exercise this option with respect to all or any part of the Option Shares for which this option is at the time exercisable, Participant (or any other person or persons exercising the option) must take the following actions:

(i) Execute and deliver to the Company a Notice of Exercise for the Option Shares for which the option is exercised.

(ii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A) cash or check made payable to the Company;

(B) a promissory note payable to the Company, but only to the extent authorized by the Committee in accordance with Paragraph 12;

(C) shares of Common Stock held by Participant (or any other person or persons exercising the option) for the requisite period necessary to avoid a charge to the Company's earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date; or

(D) through a special sale and remittance procedure pursuant to which Participant (or any other person or persons exercising the option) shall concurrently provide irrevocable written instructions (a) to a Company-designated brokerage firm to effect the immediate sale of the purchased shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Company by reason of such exercise and (b) to the Company to deliver the certificates for the purchased shares directly to such brokerage firm in order to complete the sale transaction. Except to the extent the sale and remittance procedure is utilized in connection with the option exercise, payment of the Exercise Price must accompany the Notice of Exercise delivered to the Company in connection with the option exercise.

(iii) Furnish to the Company appropriate documentation that the person or persons exercising the option (if other than Participant) have the right to exercise this option.

(iv) Make appropriate arrangements with the Company (or Subsidiary employing or retaining Participant) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the option exercise.

(b) As soon as practical after the Exercise Date, the Company shall issue to or on behalf of Participant (or any other person or persons exercising this option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c) In no event may this option be exercised for any fractional shares.

9. Compliance with Laws and Regulations

(a) The exercise of this option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Company and Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b) The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance and sale of any Common Stock pursuant to this option shall relieve the Company of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

10. Successors and Assigns Except to the extent otherwise provided in Paragraphs 3 and 6, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and Participant, Participant's assigns and the legal representatives, heirs and legatees of Participant's estate.

11. Notices Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to Participant shall be in writing and addressed to Participant at the address indicated below Participant's signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified

12. Financing The Committee may, in its absolute discretion and without any obligation to do so, permit Participant to pay the Exercise Price for the purchased Option Shares by delivering a promissory note. The terms of any such promissory note (including the interest rate, the requirements for collateral and the terms of repayment) shall be established by the Committee in its sole discretion.

13 Construction This Agreement and the option evidenced hereby are made and granted pursuant to this Agreement and are in all respects limited by and subject to the terms of such Agreement. All decisions of the Committee with respect to any question or issue arising under this Agreement shall be conclusive and binding on all persons having an interest in this option.

14. Governing Law The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of New York without resort to that State's conflict-of-laws rules.

EXHIBIT I

NOTICE OF EXERCISE

I hereby notify Vycor Medical, Inc. (the "Company") that I elect to purchase _____ shares of the Company's Common Stock (the "Purchased Shares") at the option exercise price of $_____ per share (the "Exercise Price") pursuant to that certain option (the "Option") granted to me on February 13, 2008.

Concurrently with the delivery of this Exercise Notice to the Company, I shall hereby pay to the Company the Exercise Price for the Purchased Shares in accordance with the provisions of my agreement with the Company (or other documents) evidencing the Option and shall deliver whatever additional documents may be required by such agreement as a condition for exercise. Alternatively, I may utilize the special broker-dealer sale and remittance procedure specified in my agreement to effect payment of the Exercise Price.

Date

Participant

Address:

Print name in exact manner it is to appear on the stock certificate:

Address to which certificate is to be sent, if different from address above:

Social Security Number:

APPENDIX

The following definitions shall be in effect under the Agreement:

A. Agreement shall mean this Non-Qualified Stock Option Agreement.

B. Board shall mean the Board of Directors of the Company.

C. Change in Control shall mean a change in ownership or control of the Company effected through either of the following transactions:

(i) the acquisition, directly or indirectly, by any person or related group of persons (other than the Company or a person that directly or indirectly controls, is controlled by, or is under common control with, the Company), of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer made directly to the Company's stockholders which the Board does not recommend such stockholders to accept, or

(ii) a change in the composition of the Board over a period of thirty-six (36) consecutive months or less such that a majority of the Board members ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (1) have been Board members continuously since the beginning of such period or (2) have been elected or nominated for election as Board members described in clause (1) who were still in office at the time the Board approved such election or nomination.

D. Code shall mean the Internal Revenue Code of 1986, as amended.

E. Committee shall mean the Compensation Committee of the Board. Reference to the Committee shall refer to the Board if the Compensation Committee ceases to exist and the Board does not appoint a successor Committee.

F. Common Stock shall mean the Company's common stock.

G. Company shall mean Vycor Medical, Inc., a Delaware corporation.

H. Consultant shall mean any consultant or adviser if:

(i) The consultant or adviser renders bona fide services to the Company;

(ii) The services rendered by the consultant or adviser are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company's securities; and

(iii) The consultant or adviser is a natural person who has contracted directly with the Company to render such services.

I. Corporate Transaction shall mean either of the following stockholder-approved transactions to which the Company is a party:

(i) a merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii) the sale, transfer or other disposition of all or substantially all of the Company's assets in complete liquidation or dissolution of the Company.

J. Disability shall mean that the Participant is no longer able to carry out his duties as a Director of the Company.

K. Exercise Date shall mean the date on which the option shall have been exercised in accordance with Paragraph 8 of the Agreement.

L. Exercise Price shall mean the exercise price per share as specified in the Grant Notice.

M. Expiration Date shall mean the date on which the option expires as specified in the Grant Notice.

N. Fair Market Value means, as of any given date, the fair market value of a share of Stock on such date determined by such methods or procedures as may be established from time to time by the Committee.

O. Grant Date shall mean the date of grant of the option as specified in the Grant Notice.

P. Grant Notice shall mean the Notice of Grant of Non-Qualified Stock Option accompanying the Agreement, pursuant to which Participant has been informed of the basic terms of the option evidenced hereby.

Q. Notice of Exercise shall mean the notice of exercise in the form attached hereto as Exhibit I.

R. Option shall mean a right granted to a Participant pursuant to this Agreement to purchase a specified number of shares of Stock at a specified price during specified time periods.

S. Option Shares shall mean the number of shares of Common Stock subject to the option as specified in the Grant Notice.

T. Stock shall mean the common stock of the Company, par value $0.001 per share.